STAR E MEDIA CORPORATION
                                  27171 BURBANK
                            FOOTHILL RANCH, CA 92610
                      TEL (949) 581-9477 FAX (949) 581-9957
                             TAX I.D. NO. 91-2038162


TRADEMARK SECURITY AGREEMENT, dated December 27, 2002, between Star E Media Corporation, a Nevada corporation (the "Debtor"), and David A. Rapaport, as agent for the Lenders listed on Schedule A of the Secured Promissory Note dated the date hereof (the "Secured Party").

WHEREAS, the Debtor has issued a Secured Promissory Note dated December 27, 2002 (as amended and in effect from time to time, the "Credit Agreement"), with the Secured Party, pursuant to which the Secured Party, subject to the terms and conditions contained therein, is making a loan in the principal amount of $230,000.00 to the Debtor; and

WHEREAS, the Debtor and Secured Party have entered into a Security Agreement dated the date hereof which grants to Secured Party a security interest in all of Debtor's assets, including without limitation Debtor's trademarks; and

WHEREAS, such Security Agreement requires Debtor to enter into this Trademark Security Agreement (hereinafter the "Trademark Agreement");

Debtor  and  Secured  Party  hereby  agree  as  follows:


SECTION  1.  Definitions;  Interpretation.

     (a)  Terms  Defined  in  Security  Agreement  and  Credit  Agreement.   All
capitalized terms used in this Trademark Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement and the Credit Agreement.

     (b) Certain Defined Terms. As used in this Trademark Agreement, the following terms shall have the following meanings:

     "Collateral"  has  the  meaning  set  forth  in  Section  2.

     "Credit Agreement" means that certain Secured Promissory Note, dated the date hereof, between Debtor and Secured Party.

     "PTO"  means  the  United  States  Patent  and  Trademark  Office.

     "UCC" means the Uniform Commercial Code as in effect in the State of Nevada.

     (c) Terms Defined in UCC. Where applicable in the context of this Trademark Agreement and except as otherwise defined herein, terms used in this Trademark Agreement shall have the meanings assigned to them in the UCC.

SECTION  2.  Security  Interest.

     (a) Grant of Security Interest. As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in, and a mortgage upon, all of Debtor's right, title and interest in, to and under the following property, in each case whether now or hereafter existing or arising or in which Debtor now has or hereafter owns, acquires or develops an interest and wherever located (collectively, the "Collateral"):

          (i) all state (including common law), federal and foreign trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark, service mark or other mark), all licenses relating to any of the foregoing and all income and royalties with respect to any licenses (including such marks, names and applications as described in Schedule A), whether registered or unregistered and wherever registered, all rights to sue for past, present or future infringement or unconsented use thereof, all rights arising therefrom and pertaining thereto and all reissues, extensions and renewals thereof;

          (ii) the entire goodwill of or associated with the businesses now or hereafter conducted by Debtor connected with and symbolized by any of the aforementioned properties and assets;

          (iii) all general intangibles and all intangible intellectual or other similar property of Debtor of any kind or nature, associated with or arising out of any of the aforementioned properties and assets and not otherwise described above; and

          (iv) all proceeds of any and all of the foregoing Collateral (including license royalties, rights to payment, accounts receivable and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral.

     (b) Continuing Security Interest. Debtor agrees that this Trademark Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 11.

SECTION 3. Supplement to Credit Agreement. This Trademark Agreement has been entered into in conjunction with the security interests granted to Secured Party under the Credit Agreement and the Security Agreement. The rights and remedies of Secured Party with respect to the security interests granted herein are without prejudice to, and are in addition to those set forth in the Credit Agreement and the Security Agreement, all terms and provisions of which are incorporated herein by reference.

SECTION 4. Representations and Warranties. Debtor represents and warrants to Secured Party that:

     (a) Trademarks. A true and correct list of all of the existing Collateral consisting of U.S. trademarks, trademark registrations or applications owned by Debtor, in whole or in part, is set forth in Schedule A.

SECTION 5. Further Acts. On a continuing basis, Debtor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the intent and purposes of this Trademark Agreement, or for assuring, confirming or protecting the grant or perfection of the security interest granted or purported to be granted hereby, to ensure Debtor's compliance with this Trademark Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral, including any documents for filing with the PTO or any applicable state office. Secured Party may record this Trademark Agreement, an abstract thereof, or any other document describing Secured Party's interest in the Collateral with the PTO, at the expense of Debtor. In addition, Debtor authorizes Secured Party to file financing statements describing the Collateral in any UCC filing office deemed appropriate by Secured Party. If the Debtor shall at any time hold or acquire a commercial tort claim arising with respect to the Collateral, the Debtor shall immediately notify Secured Party in a writing signed by the Debtor of the brief details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Trademark
Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

SECTION 6. Authorization to Supplement. If Debtor shall obtain rights to any new trademarks, the provisions of this Trademark Agreement shall automatically apply thereto. Debtor shall give prompt notice in writing to Secured Party with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Debtor's obligations under this Section 6, Debtor authorizes Secured Party to modify this Trademark Agreement by amending Schedule A to include any such new patent or trademark rights. Notwithstanding the foregoing, no failure to so modify this Trademark Agreement or amend Schedule A shall in any way affect, invalidate or detract from Secured Party's continuing security interest in all Collateral, whether or not listed on Schedule A.

SECTION 7. Binding Effect. This Trademark Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns. Debtor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder except as specifically permitted by the Credit Agreement.

SECTION 8. Governing Law. This Trademark Agreement shall be governed by, and construed in accordance with, the law of the State of Nevada, except as required by mandatory provisions of law or to the extent the validity, perfection or priority of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than Nevada.

SECTION 9. Entire Agreement; Amendment. This Trademark Agreement, the Security Agreement and the Credit Agreement, together with the Schedules hereto and thereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior drafts and communica-tions relating to such subject matter. Neither this Trademark Agreement nor any provision hereof may be modified, amended or waived except by the written agreement of the parties. Notwithstanding the foregoing, Secured Party unilaterally may re-execute this Trademark Agreement or modify, amend or supplement the Schedules hereto as provided in Section 6 hereof. To the extent that any provision of this Trademark Agreement conflicts with any provision of the Security Agreement or the Credit Agreement, the provision giving Secured Party greater rights or remedies shall govern, it being understood that the purpose of this Trademark Agreement is to add to, and not detract from, the rights granted to Secured Party under the Security Agreement and the Credit Agreement.

SECTION 10. Counterparts. This Trademark Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Trademark Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering a counterpart of this Trademark Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

SECTION  11.  Termination.   Upon  payment  and  performance  in  full  of  all
Obligations, the security interests created by this Trademark Agreement shall terminate and Secured Party (at Debtor's expense) shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all such security interests given by Debtor to Secured Party hereunder, including cancellation of this Trademark Agreement by written notice from Secured Party to the PTO.

SECTION 12. No Inconsistent Requirements. Debtor acknowledges that this Trademark Agreement and the other documents, agreements and instruments entered into or executed in connection herewith may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and Debtor agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

SECTION 13. Severability. If one or more provisions contained in this Trademark Agreement shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Trademark Agreement.

SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be mailed, sent or delivered in accordance with the Security Agreement and the Credit Agreement.


IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

Star  E  Media  Corporation


   /s/ E. G. Abbadessa
By:---------------------------------------------
   E.G.(Gene)  Abbadessa,  President  &  COO

Accepted:

Secured  Party

   /s/ David A. Rapaport
By:---------------------------------------------
   David  A.  Rapaport,  Agent


CERTIFICATE  OF  ACKNOWLEDGMENT     )
STATE  OF  CALIFORNIA               )
                                    )  ss.
ORANGE  COUNTY                      )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ___ day of December, 2002, personally appeared _______________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ________________________ of Star E Media Corp., and that said instrument was signed and sealed on behalf of said Star E Media Corp. by authority of its Board of Directors, and said __________________ acknowledged said instrument to be the free act and deed of said Star E Media Corp.

Notary  Public
My  commission  expires

                                   SCHEDULE A
                       TO THE TRADEMARK SECURITY AGREEMENT
                           Debtor: Star E Media Corp.


                      U.S. Trademarks of Star E Media Corp.
------------------------------------------------------------------------------
Registration  No.       Registration  Date       Registered  Owner       Mark
-----------------       ------------------       -----------------       -----
None.                   None.                    None.                   None.


            Pending U.S. Trademark Applications of Star E Media Corp.
------------------------------------------------------------------------------
Serial  No.          Filing  Date          Applicant            Mark
----------------     -----------------     ---------------     ---------------
78-106742            2/4/02                E. G. Abbadessa      Star  E  Media